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                                                                    Exhibit 3.2

                                 RESTATED BYLAWS

                                       OF

                         WFS FINANCIAL AUTO LOANS, INC.

                                    ARTICLE I

                                     OFFICES

                           Principal Executive Office

         Section 1.01. The corporation shall have its principal executive office in Irvine, California, and may have offices at such other places, both within and without the State of California, as the Board of Directors may from time to time designate.

                         Different or Additional Offices

         Section 1.02. The Board of Directors may from time to time change the location of the principal executive office or remove or establish branches or subordinate offices as the business of the Corporation may require.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

                                Place of Meetings

         Section 2.01. All meetings of the shareholders shall be held at the principal executive office of the corporation in the State of California, or at any other place, within or without this State, as may be designated for that purpose from time to time by the Board of Directors.

                             Time of Annual Meeting

         Section 2.02. All meetings of shareholders for the election of directors shall be held in Irvine, California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of California as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Annual meetings of shareholders shall be held on the Third Monday of June if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

                        Notice of Shareholders' Meetings

         Section 2.03. Written notice of all meetings of shareholders, stating the place, day, and hour of the meeting and a description of the general nature of each matter intended to be presented for shareholder action at the meeting, shall be given to each shareholder entitled to vote thereat not less than ten nor more than 60 days before the date thereof. The notice of any


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meeting at which directors are to be elected shall also include the names of nominees intended to be presented for election by management. Notice of adjourned meetings is not necessary if the time and place thereof are announced at the meeting at which the adjournment is taken unless (a) the meeting is adjourned for more than 45 days or (b) after the adjournment, a new record date for the adjourned meeting is fixed.

                                Special Meetings

         Section 2.04. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President, by the Board of Directors, or by one or more of the shareholders entitled to cast not less than ten percent of the votes at the meeting.

                                     Quorum

         Section 2.05. The presence in person or by proxy of the holders of a majority of the shares entitled to vote constitutes a quorum for the transaction of business.

                                     Voting

         Section 2.06. Only persons in whose names shares appear on the stock records of the corporation at the close of business on the business day next preceding either the day on which notice of the meeting is given or, if notice is waived, the day on which the meeting is held shall be entitled to vote at the meeting, unless some other day is fixed by the Board of Directors for the determination of shareholders of record. Any record date so fixed shall be not more than 60 days nor less than ten days prior to the date of the meeting. Each shareholder is entitled to one vote for each share held by him on the record date, except that for the election of directors each shareholder shall be entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares which he is entitled to vote, provided that no shareholder shall be entitled to cumulate votes unless the name of the candidate (or candidates) for whom the votes would be cast has been placed in nomination prior to the voting and any shareholder has given notice at the meeting, prior to the voting, of his intention to cumulate his votes. Voting for the election of directors may be by voice unless any shareholder demands a ballot vote before the voting begins.

                                     Proxies

         Section 2.07. Every person entitled to vote shares may do so by written proxy executed by the person or his agent and filed with the Secretary of the corporation.

                              Consent of Absentees

         Section 2.08. No defect in the call or notice of a meeting of shareholders shall affect the validity of any action taken at the meeting if a quorum was present and each shareholder not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes, either before or after the meeting. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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                             Action Without Meeting

         Section 2.09. Action may be taken by the shareholders, without a meeting, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Except as provided in section 3.04 hereof, directors may not be elected by written consent except by unanimous written consent. Unless the consents of all shareholders entitled to vote have been solicited, notice of any approval or action taken pursuant to this section shall be given in accordance with section 603(b) of the Corporations Code of the State of California (the "Corporations Code").

                                   ARTICLE III

                                    DIRECTORS

                                     Powers

         Section 3.01. All corporate powers of the corporation shall be exercised by, or under authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors, subject, however, to such limitations as are imposed by law, the articles of incorporation, or these bylaws, as to actions to be authorized or approved by the shareholders. The Board of Directors may, by contract or otherwise, give general, limited, or special power and authority to the officers, employees, or agents of the corporation to transact the general business, or any special business, of the corporation, and may give powers of attorney to agents of the corporation to transact any special business requiring such authorization.

                               Number of Directors

         Section 3.02. The authorized number of directors of this corporation shall be five until changed by an amendment to the articles of incorporation or by a bylaw amending this section, subject to the limitations of section 212(a) of Corporations Code, duly adopted by the vote of the holders of a majority of the outstanding shares entitled to vote.

               Qualification-Independent Director; Election; Term

         Section 3.03.

                  (1) Of the authorized number of directors provided in Section
3.02 herein, the corporation shall at all times, except as noted hereafter, have at least two directors (each an "Independent Director") who is not (i) a director, officer or employee of any affiliate of the corporations; (ii) a person related to any officer or director of any affiliate of the corporation;
(iii) a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the corporation; or (iv) a person related to a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the corporation. In the event of the death, incapacity, resignation or removal of all Independent Directors, the Board of Directors shall promptly appoint an Independent Director for each Independent Director whose death, incapacity, resignation or removal caused the related vacancy on the Board of Directors; provided, however, that the Board of Directors shall not vote on any matter unless and until at least two Independent Directors have been duly appointed to serve on the Board of Directors.


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                  (2) At each annual meeting of the stockholders, all directors shall be elected to hold office until the next annual meeting and until their successors are elected and qualified.

                                    Vacancies

         Section 3.04. Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the remaining directors, whether or not less than a quorum, or by a sole remaining director. The shareholders, by the vote of a majority of the outstanding shares entitled to vote, may elect a director at any time to fill any vacancy not filled by the remaining directors.

                                Place of Meetings

         Section 3.05. All meetings of the Board of Directors shall be held at the principal executive office of the corporation in the State of California or at such other places, within or without that State, as may be designated from time to time by resolution of the Board of Directors.

                                Regular Meetings

         Section 3.06. A regular meeting of the Board of Directors shall be held, without notice, immediately following each annual meeting of the shareholders at the same place as the annual meeting or at such other place as may be designated by resolution of the Board of Directors.

                       Special Meetings - Call and Notice

         Section 3.07. Special meetings of the Board of Directors may only be called by the President, the Secretary, or any two directors. Notice of a special meeting, stating the time, date, and place thereof, shall be mailed not less than four days prior to the meeting, or telegraphed, personally delivered, or telephoned, not less than 48 hours prior to the meeting.

                                     Quorum

         Section 3.08. The presence of a majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Every act or decision done or made by a majority of the directors present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the articles of incorporation.

                      Board Action by Conference Telephone

         Section 3.09. Directors may participate in a meeting through the use of conference telephone as long as all directors can hear one another. Telephonic participation in a meeting shall constitute presence in person at the meeting.

                          Board Action Without Meeting

         Section 3.10. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to the action.


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                              Consent of Absentees

         Section 3.11. No defect in the call or notice of a meeting will affect the validity of any action taken at the meeting if a quorum was present and each director not present at the meeting signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes of the meeting, either before or after the meeting. All waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                              Adjournment - Notice

         Section 3.12. A majority of the directors present, whether or not consisting of a quorum, may adjourn any meeting of directors to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned, unless the meeting is adjourned for more than 24 hours.

                                  Compensation

         Section 3.13. Directors and members of committees may receive compensation, if any, for their services, and reimbursement for expenses, in an amount fixed or determined by resolution of the Board of Directors.

                                   ARTICLE IV

                    EXECUTIVE, PRICING, AND OTHER COMMITTEES

                 Designation of Executive and Pricing Committees

         Section 4.01. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate an Executive Committee consisting of two or more directors, and may, by resolution adopted by a majority of the authorized number of directors, designate a Pricing Committee consisting of two or more directors. Each member of the Executive Committee or Pricing Committee shall continue in office until his successor shall be designated, or until he shall cease to be a director, or until his death, resignation or removal, or until the dissolution of the Executive Committee or Pricing Committee, as the case may be.

                                     Powers

         Section 4.02. Except as may be provided by law or by the resolution designating such committee, the Executive Committee, if designated, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. Except as may be provided by law or by the resolution designating such committee, the Pricing Committee, if designated, shall have and may exercise all of the powers of the board of directors in the management of the financial affairs of the corporation, expressly including the power to fix and determine the terms and conditions of any series of trusts or bonds issued by the corporation and to take any other action deemed necessary in connection with the authorization, execution, authentication and delivery of any series of Notes, Certificates, or Bonds, and shall have the power to authorize the seal of the corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, neither the Executive


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Committee nor the Pricing Committee shall have power to amend the articles of incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all, or substantially all of the corporation's property and assets, or to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution.

                             Meetings of Committees

         Section 4.03. The Executive Committee may provide for the holding of regular meetings at such times and places (within or without the State of California) as it may from time to time determine by resolution duly adopted at any meeting of the Executive Committee. A special meeting of the Executive Committee may be called at any time by the President or by any two members of the Executive Committee. No notice of any special or regular meeting of the Executive Committee need be given. Except as expressly provided herein, meetings of all committees shall be conducted in the manner set forth as to directors meetings in Article III.

                                     Quorum

         Section 4.04. At the meetings of the Executive Committee or the Pricing Committee, the presence in person of a majority of the designated members of the Executive Committee or the Pricing Committee, as the case may be, shall be deemed necessary and sufficient to constitute a quorum for the transaction of business at any meeting of such committee. Every act or decision done or made by a majority of the members present shall be the act of the Executive Committee or the Pricing Committee, as the case may be.

                                Other Committees

         Section 4.05. The Board of Directors may, in its discretion, by a resolution duly adopted by a majority of the authorized number of directors, designate one or more other committees, each consisting of two or more directors who will serve at the pleasure of the Board of Directors, and shall have any may exercise such powers, and shall perform such duties, as may be delegated to it by resolution of the Board of Directors.

                                    ARTICLE V

               INDEMNIFICATION OF OFFICERS, DIRECTORS, AND AGENTS

         Section 5.01. The corporation shall, to the maximum extent permitted by the Corporations Code, indemnify its officers and directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an officer or director of the corporation, and shall advance to such officer or director expenses incurred in defending any such proceeding to the maximum extent permitted by law. For purposes of this section, a "director" or "officer" of the corporation shall mean any person who is a director or officer of the corporation, or is serving at the request of the corporation as a director or officer of another corporation or other enterprise. The Board of Directors may, in its discretion, provide by resolution for the indemnification of, or advancement of expenses to, other corporate "agents", as that term is used in section 317(a) of the Corporations Code, and may likewise refuse to provide for their indemnification or advancement of expenses except to the extent any such indemnification is mandatory thereunder.


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                                   ARTICLE VI

                                    OFFICERS

                             Titles and Appointment

         Section 6.01. This corporation shall have a president, a secretary, and a chief financial officer, each of whom shall be chosen by and hold office at the pleasure of the board of directors. Any two or more offices may be held by the same person. Officers may be, but need not necessarily be, selected from the members of the board of directors or from the shareholders. Notwithstanding the foregoing, the corporation shall at all times, except as noted hereafter, have at least one executive officer (an "Independent Officer") who is not (i) a director, officer or employee of any affiliate of the corporation; (ii) a person related to any officer or director of any affiliate of the corporation; (iii) a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the corporation; or (iv) a person related to a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the corporation. In the event of the death, incapacity, resignation or removal of the Independent Officer, the Board of Directors shall promptly appoint an Independent Officer for the Independent Officer whose death, incapacity, resignation or removal caused the related vacancy.

                                    President

         Section 6.02. The President shall be the chief executive officer of the corporation, shall perform all duties commonly incident to that office, and shall preside at all meetings of the shareholders and at all meetings of the Board of Directors.

                                 Vice-President

         Section 6.03 The Vice-President, or the Vice-Presidents in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant, and shall perform such other duties incident to his office or as are assigned to him by the Board of Directors or the President.

                                    Secretary

         Section 6.04. The Secretary shall ensure that all notices are duly given in accordance with the provisions of these bylaws or as required by law, shall keep, at the principal executive office, the minutes of all proceedings of meetings of the shareholders and Board of Directors, and shall perform such other duties as are incident to his office or as are assigned to him by the Board of Directors or the President.

                             Chief Financial Officer

         Section 6.05. The Chief Financial Officer shall receive and have custody of all funds and securities of the corporation, shall keep adequate and correct accounts of the corporation's properties and business transactions, and shall perform such other duties as are incident to his office or as are assigned to him by the Board of Directors or the President.

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                                   ARTICLE VII

                         ISSUANCE AND TRANSFER OF SHARES

                     Certificates for Paid and Unpaid Shares

         Section 7.01. Certificates for shares of the corporation shall be issued when fully paid, and may be issued prior to full payment under such restrictions as the Board of Directors may deem proper; provided, however, that any certificate evidencing partly paid shares shall state on its face the total amount of consideration to be paid therefor and the amount paid thereon.

                               Share Certificates

         Section 7.02. The certificates shall be in the form provided by the Board of Directors and shall fully comply with the provisions of the Corporation Code. The certificates shall be signed by the President or a Vice-President, and by the Secretary or any Assistant Secretary.

                           Replacement of Certificates

         Section 7.03. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost, stolen, or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board of Directors may see fit to impose, including the filing of sufficient indemnity.

                               Transfer of Shares

         Section 7.04. Subject to any legends or restrictions imposed under the Corporate Securities Law of 1968, section 418 of the Corporations Code, the federal securities laws, the bylaws, and any agreement between the corporation and the issuee, the shares of the corporation may be transferred by endorsement by the signature of the owner or his authorized agent and the delivery of the certificate, but such transfer is not valid, except as to the parties thereto, until entered upon the books of the corporation so as to show the names of the parties by whom and to whom transferred, the number of the certificate, and the number or designation of the shares and the date of the transfer, and until the old certificates are surrendered and canceled.

                 Restriction on Ownership and Transfer of Shares

         Section 7.05. The stock of this corporation shall be available for purchase only by, and nontransferable other than to, domestic and federal savings and loan associations having their home offices in California. All certificates of stock issued by this corporation shall bear on the face and back of each certificate the restrictions set forth in the first sentence of this section 7.05.

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                                  ARTICLE VIII

                               RECORDS AND REPORT

                         Inspection of Books and Records

         Section 8.01. All books and records provided for by the Corporations Code shall be open to inspection of the directors and shareholders to the extent expressly provided by the Corporations Code, and not otherwise.

                                  Annual Report

         Section 8.02. The requirement of Section 1501(a) of the Corporations Code to effect that shareholders of the corporation shall be provided with an annual report is expressly waived to the fullest extent allowed by law.

                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

         Section 9.01. The Bylaws may be amended or repealed and new or additional bylaws may be adopted, as follows:

                  (1) By the affirmative vote of a majority of the outstanding shares entitled to vote; or

                  (2) Subject to such right of shareholders, by a majority vote of the Board of Directors; provided, however, that after the issuance of shares a bylaw specifying or changing the authorized number of directors may only be adopted by the shareholders.

         THIS IS TO CERTIFY: That I am the duly elected, qualified and acting Assistant Secretary of said corporation and that the foregoing Amendments to the Bylaws were adopted as set forth herein on June 7, 1996.





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                                        Joan C. Van Winkle, Assistant Secretary


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